Exhibit 31.3
CERTIFICATIONS
I, Phillip Frost, certify that:
(1)	I have reviewed this Quarterly Report on Form 10-Q of OPKO Health, Inc.;

(2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: July 5, 2011	/s/ Phillip Frost
Phillip Frost, M.D.
Chief Executive Officer